Exhibit 99.1

Sophiris Bio Reports First Quarter 2019 Financial Results

SAN DIEGO and VANCOUVER, British Columbia, May 9, 2019 – Sophiris Bio Inc. (NASDAQ: SPHS) (the “Company,” “We” or “Sophiris”), a biopharmaceutical company developing topsalysin (PRX302), a first-in-class, pore-forming protein, in late-stage clinical trials for the treatment of patients with urological diseases, today reported financial results for the first quarter of 2019.

“We continue to have dialog with the European Medicines Agency (EMA) regarding the design for a potential Phase 3 clinical trial, which we developed with input from our scientific advisory board for the treatment of localized prostate cancer,” said Randall E. Woods, president and CEO of Sophiris. “We anticipate obtaining formal scientific advice from the EMA before the end of the second quarter and look forward to taking the next step in the clinical development of topsalysin for the focal treatment of localized prostate cancer before the end of the year. We have cash runway to continue operations into September and believe that the ideal funding option for a potential registration Phase 3 clinical trial will either be a potential development partnership or other strategic transaction.”

Financial Results:

At March 31, 2019, the Company had cash, cash equivalents and securities available-for-sale of $9.0 million and working capital of $4.7 million. The Company expects that its cash and cash equivalents and securities available-for-sale will be sufficient to fund its operations through September 2019, assuming no new clinical trials are initiated and the Company continues operating as a going concern. The Company will require significant funding to advance topsalysin in clinical development. As of March 31, 2019, the outstanding principal balance of the Company’s term loan was $7.0 million. The Company began making principal payments on its term loan in April 2019.

The Company reported a net loss of $2.4 million or ($0.08) per share for the three months ended March 31, 2019, compared to net loss of $3.3 million or ($0.11) per share for the three months ended March 31, 2018.

Research and development expenses

Research and development expenses were $1.6 million for the three months ended March 31, 2019, compared to $3.3 million for the three months ended March 31, 2018. The decrease in research and development costs is primarily attributable to decreases in the costs associated with manufacturing activities for topsalysin, and to a lesser extent, a decrease in clinical costs associated with our Phase 2b clinical trial of topsalysin for localized prostate cancer. Included in the research and development costs for the three months ended March 31, 2019, were costs associated with the completion of a fill finish campaign at commercial scale which produced drug product for future clinical trials. Analysis for release of this recently filled drug product is underway.

General and administrative expenses

General and administrative expenses were $1.3 million for the three months ended March 31, 2019, compared to $1.2 million for the three months ended March 31, 2018.

Gain on revaluation of the warrant liability

Gain on revaluation of the warrant liability was $0.6 million for the three months ended March 31, 2019, compared to $1.4 million for the three months ended March 31, 2018. As the Company’s warrants may require the Company to pay the warrant holder cash under certain provisions of the warrant, the Company accounts for the warrants as a liability, and the Company is required to calculate the fair value of these warrants each reporting date. Certain inputs utilized in the Company’s Black-Scholes fair value calculation may fluctuate in future periods based upon factors which are outside of the Company’s control. A significant change in one or more of these inputs used in the calculation of the fair value may cause a significant change to the fair value of the Company’s warrant liability, which could also result in a material non-cash gain or loss being reported in the Company’s consolidated statement of operations and comprehensive loss.

About Sophiris

Sophiris Bio Inc. is a late-stage clinical biopharmaceutical company developing topsalysin (PRX302) for the treatment of patients with urological diseases. Topsalysin has completed two Phase 2 clinical trials for the focal treatment of localized prostate cancer and is in Phase 3 clinical development for the treatment of the lower urinary tract symptoms of benign prostatic hyperplasia (BPH). Topsalysin is a highly potent ablative agent that is selective and targeted in that it is only activated by enzymatically active PSA which is found in high concentrations in the transition zone of the prostate and in and around prostate tumor cells. For more information, please visit www.sophirisbio.com.

Certain statements included in this press release may be considered forward-looking, including the quotes of Sophiris' President and CEO and expectations about further development of topsalysin (PRX302), plans relating to the design and execution of a Phase 3 clinical trial in localized prostate cancer, Sophiris' liquidity or capital requirements and the ability to obtain additional financing or execute other strategic alternatives. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from those implied by such statements, and therefore these statements should not be read as guarantees of future performance or results. Some of the risks and uncertainties that could cause actual results, performance or achievements to differ include without limitation, risks associated with clinical development, including the uncertainty of the design for any additional clinical trial of topsalysin in localized prostate cancer, risks that the Company will be able to fund future clinical trials or enter into a strategic transaction, risks about the Company’s ability to continue as a going concern and other risks and uncertainties identified by Sophiris in its public securities filings with the Securities and Exchange Commission. All forward-looking statements are based on Sophiris' current beliefs as well as assumptions made by and information currently available to Sophiris and relate to, among other things, anticipated financial performance, business prospects, strategies, regulatory developments, clinical trial results, market acceptance, ability to raise capital and future commitments. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Due to risks and uncertainties, including the risks and uncertainties identified by Sophiris in its public securities filings; actual events may differ materially from current expectations. Sophiris disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Company Contact:	Corporate Communications & Media Contact:
Peter Slover	Jason Spark
Chief Financial Officer	Canale Communications
(858) 777-1760	619-849-6005
jason@canalecomm.com

Sophiris Bio Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share amounts)

(Unaudited)

	March 31,	December 31,
	2019	2018

Assets:

Current assets:

Cash and cash equivalents	$7,678	$10,998
Securities available-for-sale	1,342	1,541
Prepaid expenses and other current assets	424	656

Total current assets	9,444	13,195

Property and equipment, net	3	4
Operating lease right-of-use asset	146	-
Other long-term assets	19	-

Total assets	$9,612	$13,199

Liabilities and shareholders’ (deficit) equity:

Current liabilities:

Accounts payable	$802	$1,862
Accrued expenses	1,160	1,192
Current portion of promissory note	2,633	1,920
Current portion of operating lease liability	124	-

Total current liabilities	4,719	4,974

Long-term promissory note	4,427	5,091
Warrant liability	846	1,399
Operating lease liability	22	-

Total liabilities	10,014	11,464

Shareholders’ (deficit) equity:

Common shares, unlimited authorized shares, no par value; 30,217,140 and 30,205,915 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively	131,247	131,247
Contributed surplus	26,939	26,714
Accumulated other comprehensive gain	98	100
Accumulated deficit	(158,686)	(156,326)

Total shareholders’ (deficit) equity	(402)	1,735

Total liabilities and shareholders’ (deficit) equity	$9,612	$13,199

Sophiris Bio Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2019	2018

Operating expenses:
Research and development	$1,555	$3,330
General and administrative	1,252	1,243
Total operating expenses	2,807	4,573

Other income (expense):
Interest expense	(167)	(169)
Interest income	61	87
Gain on revaluation of warrant liability	553	1,356
Other expense, net	-	(30)
Total other income	447	1,244

Net loss	$(2,360)	$(3,329)

Basic and diluted loss per share	$(0.08)	$(0.11)
Weighted average number of outstanding shares – basic and diluted	30,215	30,111

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